MONEY MANAGER AGREEMENT

                            Effective Date:      January 1, 2005

                            Termination Date:  One Year after Effective Date

                            Fund and Account:  ACCESSOR High Yield Bond Fund

Financial Management Advisors, LLC
1900 Avenue of the Stars
Suite 900
Los Angeles, CA  90067

        Re:     Accessor Funds, Inc. Money Manager Agreement

Ladies and Gentlemen:

        Accessor Funds, Inc., a Maryland corporation ("Accessor Funds"), is an open-end management investment company of the series type registered as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and subject to the rules and regulations promulgated thereunder. Accessor Funds issues shares in separate diversified portfolios, each with a different investment objective and policies.

        Accessor Capital Management LP, a Washington limited partnership (the "Accessor Capital" or the "Manager") acts as the manager and administrator of Accessor Funds pursuant to the terms of a Management Agreement, and is an "investment adviser" as that term is defined in Section 2(a)(20) of the 1940 Act, to Accessor Funds. Accessor Capital is responsible for the day-to-day management and administration of Accessor Funds and for the coordination of investments of each portfolio's assets; however, specific portfolio purchases and sales for each portfolio's investment portfolio, or a portion thereof, are to be made by the portfolio management organizations recommended and selected by Accessor Capital, subject to the approval of the Board of Directors of Accessor Funds (the "Board").

        1. Appointment as a Money Manager. Accessor Capital and Accessor Funds hereby appoint and employ Financial Management Advisors LLC, a Delaware limited liability company ("FMA" or the "Money Manager"), as a discretionary money manager to Accessor Funds' High Yield Bond Fund (the "Fund"), on the terms and conditions set forth herein. Accessor Capital shall determine from time to time that portion of the assets of the Fund that are to be assigned to and managed by the FMA (the "Account"). The Account and those assets of the Fund managed by Accessor Capital or another money manager as determined by Accessor Capital are referred to as the "Fund".

        2. Acceptance of Appointment; Standard of Performance. FMA accepts the appointment as a discretionary money manager for the Fund and agrees to use its best professional judgment to make and implement investment decisions for the Fund with respect to the investments of the Account in accordance with the provisions of this Agreement.

        3. Fund Management Services of FMA. FMA is hereby employed and authorized to select portfolio securities for investment by the Fund, to determine to purchase and sell securities for the Account, and upon making any purchase or sale decision, to place orders for the execution of such portfolio transactions in accordance with paragraphs 5 and 6 hereof and Accessor Funds' operational procedures, as may be amended in writing by the parties from time to time. In providing portfolio management services for the Account, FMA shall be subject to such investment restrictions as are set forth in the 1940 Act and rules thereunder, the supervision and control of the Board, such specific written instructions as the Board may adopt and communicate to FMA, the investment objectives, policies and restrictions of the Fund furnished pursuant


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to paragraph 4, and instructions from Accessor Capital. FMA shall maintain on behalf of the Fund all accounts, books, records or other documents that are required to be maintained pursuant to the 1940 Act, and the Investment Advisers Act of 1940, as amended (the "Advisers Act"), or any rule or regulation thereunder and Accessor Funds' policies and procedures (as may be amended in writing by the parties from time to time). At Accessor Fund's or Accessor Capital's reasonable request (as communicated by the Board or the officers of such entities), FMA will consult with the officers of Accessor Funds or Accessor Capital, as the case may be, with respect to any decision made by it with respect to the investments of the Account.

        4. Investment Objectives, Policies and Restrictions. Accessor Funds shall provide FMA with a written statement of the investment objectives and policies of the Fund and any specific investment restrictions applicable thereto as established by Accessor Funds, including those set forth in its Prospectus as amended from time to time. Accessor Funds retains the right, on reasonable prior written notice to FMA from Accessor Funds or Accessor Capital, to modify any such objectives, policies or restrictions in any manner at any time. FMA shall have no duty to investigate any instructions received from Accessor Funds, Accessor Capital, or both, and, absent manifest error, such instructions shall be presumed reasonable.

        5. Transaction Procedures. All transactions will be consummated by payment to or delivery by Accessor Funds' custodian (the "Custodian"), or such depositary or agents as may be designated by the Custodian, as custodian for the Fund, of all cash and/or securities due to or from the Account, and FMA shall not have possession or custody thereof or any responsibility or liability with respect thereto. FMA shall advise the Custodian in writing or by electronic transmission or facsimile of all investment orders for the Fund placed by it with broker/dealers at the time and in the manner and as set forth in Accessor Fund's operational procedures, as may be amended in writing from time to time. Accessor Funds shall issue to the Custodian such instructions as may be appropriate in connection with the settlement of any transaction initiated by FMA. Accessor Funds shall be responsible for all custodial arrangements and the payment of all custodial charges and fees and, upon FMA giving proper instructions to the Custodian, FMA shall have no responsibility or liability with respect to custodial arrangements or the acts, omissions or other conduct of the Custodian.

        6. Allocation of Brokerage. FMA shall have authority and discretion to select brokers/dealers and to establish brokerage accounts with such brokers to execute portfolio transactions initiated by FMA, and for the selection of the markets on/in which the transaction will be executed.

                A. In doing so, FMA's primary objective shall be to select a broker/dealer that can be expected to obtain the best net price and execution for Accessor Funds. However, this responsibility shall not be deemed to obligate FMA to solicit competitive bids for each transaction; and FMA shall have no obligation to seek the lowest available commission cost to Accessor Funds, so long as Money Manager believes in good faith, based upon its knowledge of the capabilities of the firm selected, that the broker or dealer can be expected to obtain the best price on a particular transaction and that the commission cost is reasonable in relation to the total quality and reliability of the brokerage and research services made available by the broker/dealer to FMA viewed in terms of either that particular transaction or of FMA's overall responsibilities with respect to its clients, including Accessor Funds, as to which FMA exercises investment discretion, notwithstanding that Accessor Funds may not be the direct or exclusive beneficiary of any such services or that another broker/dealer may be willing to charge Accessor Funds a lower commission on the particular transaction.

                B. Accessor Funds shall retain the right to request that


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        transactions involving the Account that give rise to brokerage commissions in an annual amount of up to 50% of FMA's executed brokerage commissions, shall be executed by broker/dealers which provide brokerage or research services to Accessor Funds or its Manager, or as to which an ongoing relationship will be of value to Accessor Funds with respect to the Fund, which services and relationship may, but need not, be of direct benefit to the Fund so long as (i) FMA believes in good faith, based upon its knowledge of the capabilities of the firm selected, that the broker/dealer can be expected to obtain the best price on a particular transaction and (ii) Accessor Funds determines that the commission cost is reasonable in relation to the total quality and reliability of the brokerage and research services made available to Accessor Funds, or to Accessor Capital for the benefit of its clients for which it exercises investment discretion, notwithstanding that the Fund may not be the direct or exclusive beneficiary of any such service or that another broker/dealer may be willing to charge Accessor Funds a lower commission on the particular transaction. FMA may reject any request for directed brokerage that does not appear to it to be reasonable. Accessor Capital agrees that it will not consider promotion of or sales of shares of Accessor Funds as a factor in the selection of broker-dealers to execute portfolio transactions.

                C. Accessor Funds agrees that it will provide FMA with a list of broker/dealers that are "affiliated persons" of Accessor Funds and its other money managers. Upon receipt of such list, FMA agrees that it will not execute any portfolio transactions with a broker/dealer that is an "affiliated person" (as defined in the 1940 Act) of Accessor Funds or of any money manager for Accessor Funds except as permitted by the 1940 Act and unless it is in accordance with the procedures of Accessor Funds.

                D. As used in this paragraph 6, "brokerage and research services" shall be those services described in Section 28(e)(3) of the Securities Exchange Act of 1934, as amended.

        7. Transactions with Affiliated Persons of the Funds. The Money Manager is prohibited from consulting with the money manager of another Accessor Fund or the money manager of the portion of the Fund not managed by the Money Manager, if applicable, concerning transactions entered into by the Money Manager (or its affiliates) in accordance with Rule 17a-10, 17e-1, 12d3-1 and 10f-3 of the 1940 Act. Further, for the purposes of Rule 12d3-1 of the 1940 Act, where the Money Manager is one of multiple money managers managing a Fund, the Money Manager's responsibility to providing investment advice is limited to providing investment advice to the portion of the Fund over which it is appointed by Accessor.

        8. Proxies. Unless the Manager gives written instructions to the contrary, the Money Manager shall vote all proxies solicited by or with respect to the issuers of securities held by the Fund. The Money Manager shall use its best good faith judgment to vote such proxies in a manner which best serves the interests of the Fund's shareholders. The Manager shall provide to the Fund, upon request, a copy of its voting policies and procedures if it is required to adopt such policies and procedures. For the year beginning July 1, 2003 and ending June 30, 2004, and for each year thereafter, the Manager shall create and maintain, and provide to the Fund within 45 days after year-end and in an electronic format, the information required by Item 1 of Form N-PX under the 1940 Act if it casts any votes by proxy on any securities held by the Fund.

        9. Reports to FMA. Accessor Funds and Accessor Capital shall furnish or otherwise make available to FMA such information relating to the business affairs of the Fund, including periodic reports concerning the Fund, as FMA at any time, or from time to time, may reasonably request in order to discharge its obligations hereunder.

        10. Fees for Services. The compensation of FMA for its services under


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this Agreement shall be calculated and paid by Accessor Funds in accordance with
Exhibit A attached hereto and incorporated by this reference herein. FMA acknowledges that any such fee is payable solely out of assets of the Fund's Account.

        11. Other Investment Activities of FMA. Accessor Funds acknowledges that FMA, or one or more of its affiliates, may have investment responsibilities or render investment advice to, or perform other investment advisory services for, other individuals or entities, including without limitation, registered investment advisers and private money managers (collectively, the "Affiliated Accounts"). Subject to the provisions of paragraph 2 hereof, Accessor Funds agrees that FMA and its affiliates may give advice, exercise investment responsibility and take other action with respect to the Affiliated Accounts which may differ from the advice given or the timing or nature of action taken with respect to the Account, provided that FMA acts in good faith, and provided further that it is FMA's policy to allocate, within its reasonable discretion, investment opportunities to the Account over a period of time on a fair and equitable basis relative to the Affiliated Accounts, taking into account the investment objectives and policies of the Fund and any specific investment restrictions applicable thereto. Accessor Funds acknowledges that one or more of the Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose of or otherwise deal with positions in investments in which the Account may have an interest from time to time, whether in transactions which may involve the Account or otherwise. FMA shall have no obligation to acquire for the Account a position in any investment which any Affiliated Account may acquire, and the Fund shall have no first refusal, co-investment or other rights in respect of any such investment, either for the Account or otherwise.

        12. Certificate of Authority. Each of Accessor Funds, Accessor Capital and FMA shall furnish to the others from time to time certified copies of the resolutions of its Board of Directors, Board of Trustees, Managing Partner or executive committee, as the case may be, evidencing the authority of its officers and employees who are authorized to act on behalf of it.

        13. Limitation of Liability. FMA shall not be liable for, and shall be indemnified by the Fund for any action taken, omitted or suffered to be taken by it in its reasonable judgment, in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement, or in accordance with (or in the absence of) specific directions or instructions from Accessor Funds or Accessor Capital; provided, however, that such acts or omissions shall not have resulted from FMA's willful misfeasance, bad faith or gross negligence, violation of applicable law, or reckless disregard of its duty or of its obligations hereunder. The rights and obligations that are provided for in this Paragraph 12 shall survive the cancellation, expiration or termination of this Agreement.

        14. Confidentiality. Subject to the right of FMA, Accessor Capital and Accessor Funds to comply with applicable law, including any demand or request of any regulatory or taxing authority having jurisdiction over it, the parties hereto shall treat as confidential all information pertaining to the Fund and the actions of FMA, Accessor Capital and Accessor Funds in respect thereof, other than any such information which is or hereafter becomes ascertainable from public or published information or trade sources. The rights and obligations that are provided for in this Paragraph 13 shall survive the cancellation, expiration or termination of this Agreement.

        15. Use of FMA's Name. Accessor Funds and Accessor Capital agree to furnish FMA at its principal office prior to use thereof copies of all prospectuses, proxy statements, reports to stockholders, sales literature, or other material prepared for distribution to stockholders of the Fund or the public that refer in any way to FMA, and not to use such material if FMA reasonably objects in writing within three business days (or such other time as may be mutually agreed) after receipt thereof. In the event of termination of


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this Agreement, the Fund and Accessor Capital will continue to furnish to FMA copies of any of the above-mentioned materials that refer in any way to FMA, and will not use such material if FMA reasonably objects in writing within three business days (or such other time as may be mutually agreed) after receipt thereof.

        16. Assignment. No assignment, as that term is defined in Section 2(a)(4) of the 1940 Act, of this Agreement shall be made by FMA, and this Agreement shall terminate automatically in the event that it is assigned. FMA shall notify Accessor Capital and Accessor Funds in writing sufficiently in advance of any proposed change of control, as defined in Section 2(a)(9) of the 1940 Act, to enable Accessor Capital and Accessor Funds to consider whether an assignment, as that term is defined in Section 2(a)(4) of the 1940 Act, will occur, and to take the steps necessary to enter into a new money manager agreement with FMA.

        17. Representations, Warranties and Agreements of the Investment Company. Accessor Funds represents, warrants and agrees that:

                A. FMA has been duly appointed by the Board to provide investment services to the Account as contemplated hereby.

                B. Accessor Funds will deliver to FMA a true and complete copy of its current prospectuses and Statement of Additional Information as effective from time to time and will deliver all future amendments and supplements, if any, the registration statement under the 1940 Act and the Securities Act of 1933, as amended, on Form N-1A (the "Registration Statement"), as filed with the Securities and Exchange Commission relating to the Fund and shares of the Fund's beneficial shares, and all amendments thereto, as amended from time to time, and such other documents or instruments governing the investments of Fund, and such other information as is necessary for FMA to carry out its obligations under this Agreement.

                C. The organization of Accessor Funds and the conduct of the business of the Fund as contemplated by this Agreement, materially complies, and shall at all times materially comply, with the requirements imposed upon Accessor Funds by applicable law.

        18. Representations, Warranties and Agreements of Manager. Manager represents, warrants and agrees that:

                A. Accessor Capital acts as an "investment adviser," as that term is defined in Section 2(a)(20) of the 1940 Act, pursuant to a Management Agreement with the Accessor Funds.

                B. The appointment of FMA by Accessor Capital to provide the investment services as contemplated hereby has been approved by the Board.

                C. Accessor Capital is registered as an "investment adviser" under the Investment Advisers Act.

                D. Accessor Capital has received and reviewed Money Manager's Form ADV, Part II, more than 48 hours prior to entering into this Agreement.

        19. Representations, Warranties and Agreements of Money Manager. FMA represents, warrants and agrees that:

                A. FMA is registered as an "investment adviser" under the Advisers Act; or it is a "bank" as defined in Section 202(a)(2) of the


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        Advisers Act or an "insurance company" as defined in Section 202(a)(12)
        of the Advisers Act and is exempt from registration thereunder.

                B. FMA will maintain, keep current and preserve on behalf of the Accessor Funds, the records required to be maintained pursuant to
        Section 3 of this Agreement and shall timely furnish to Accessor Capital all information relating to FMA's services under this Agreement needed by Accessor Capital to keep the other books and records of the Fund required by the 1940 Act, the Advisers Act, or any rule or regulation thereunder and Accessor Fund's policy and procedures (as may be amended in writing form time to time), in the manner required by such rule, regulation, policy or procedure. FMA agrees that such records are the property of the Fund and will be surrendered to the Fund promptly upon request.

                C. FMA will adopt or has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act, will provide to the Fund a copy of the code of ethics and evidence of its adoption, and will make such reports to the Fund as required by Rule 17j-1 under the 1940 Act. FMA has policies and procedures sufficient to enable FMA to detect and prevent the misuse of material, nonpublic information by FMA or any person associated with FMA, in compliance with the Insider Trading and Securities Fraud Enforcement Act of 1988.

                D. FMA will notify Accessor Funds of any changes in the general partner(s) of its partnership or in the case of a corporation in the ownership of more than five percent of its voting securities, within a reasonable time after such change.

                E. FMA understands that it may receive certain non public information about clients of Accessor Capital and Accessor Funds under
        Section 248.14 of Regulation S-P and understands and agrees that it will disclose that information only as permitted by Section 248.11 of Regulation S-P.

        20. Amendment. This Agreement may be amended at any time, but only by written agreement among FMA, Accessor Capital and Accessor Funds, which amendment must be approved by the Board in the manner required by the 1940 Act.

        21. Effective Date; Term. This Agreement shall become effective for the Fund on the effective date set forth on page 1 of this Agreement, and shall continue in effect until the termination date set forth on page 1 of this Agreement. Thereafter, the Agreement shall continue in effect for successive annual periods only so long as its continuance has been specifically approved at least annually (a) by a vote of a majority of the Board or (b) by a vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund for which FMA acts as money manager, and in either case by a majority of the directors who are not parties to the Agreement or interested persons of any parties to the Agreement (other than as directors of the Fund) cast in person at a meeting called for purposes of voting on the Agreement.

        22. Termination. This Agreement may be terminated, without the payment of any penalty, by the Board, Accessor Capital, FMA or by the vote of a majority of the outstanding voting securities (as that term is defined in the 1940 Act) of the Fund for which FMA acts as money manager, upon 60 days' prior written notice to the other parties hereto. Any such termination shall not affect the status, obligations or liabilities of any party hereto to any of the other parties that accrued prior to such termination. Termination by either Accessor Capital or FMA shall not have the effect of canceling orders to purchase or sell securities placed prior to the receipt of written notice of termination.

       23. Applicable Law. To the extent that state law shall not have been preempted by the provisions of any laws of the United States heretofore or


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hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the State of Washington. Should any part of this Agreement be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. Where the effect of a requirement of the 1940 Act or Advisers Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

       24. Entire Agreement. This Agreement constitutes the entire understanding between the parties relating to the Fund and supercedes all prior understandings, arrangements, representations, proposals or communications between the parties, whether written or oral.

       25. Notices. Any notice, advice, or report to be given pursuant to this Agreement shall be delivered or mailed:

                To Accessor Capital at:  Accessor Capital Management LP
                                         1420 Fifth Avenue, Suite 3600
                                         Seattle, WA  98101
                                         Attention:  Christine Stansbery

                To Accessor Funds at:    Accessor Funds, Inc.
                                         1420 Fifth Avenue, Suite 3600
                                         Seattle, WA  98101
                                         Attention:  Christine Stansbery

                To FMA at:               Financial Management Advisors, LLC
                                         1900 Avenue of the Stars
                                         Suite 900
                                         Los Angeles, CA  90067

        26. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.











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ACCESSOR FUNDS, INC.


BY:
   --------------------------------------------------
     J. Anthony Whatley, III
     President and Principal Executive Officer
DATE:
     ------------------------------------------------

ACCESSOR CAPITAL MANAGEMENT LP
By Accessor Capital Corporation
Its Managing General Partner


BY:
   --------------------------------------------------
     J. Anthony Whatley, III
     President
DATE:
     ------------------------------------------------

Accepted and agreed to:

FINANCIAL MANAGEMENT ADVISORS, LLC



BY:
   --------------------------------------------------
     Name:

     Title
DATE:
     ------------------------------------------------













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EXHIBIT:            A.   Fee Schedule.
















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                                    EXHIBIT A
                               MONEY MANAGER FEE

         The Fund will pay to the Money Manager as compensation for the Money Manager's services rendered, a fee, computed daily and paid quarterly at the annual rate of 0.25% of the aggregate daily net assets of the Fund. Such fee shall be paid by the Fund and no fees shall be paid to Accessor Capital Management LP under this agreement. Such fee shall be payable for each quarter within 60 days after the end of each quarter. If the Money Manager shall serve for less than the whole of a quarter, the foregoing compensation shall be prorated.


















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